U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2007
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of principal executive offices) (Zip code)

415-394-9000 (Registrants’ telephone number, including area code)

n/a (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
     On January 29, 2007, our chairman and chief executive officer, Hamid R. Moghadam, exercised 606,384 vested stock options in a stock-for-stock transaction. The net effect of this transaction was to increase Mr. Moghadam’s shareholdings by 402,232 common shares. Mr. Moghadam deferred these shares, which represent the gains from this stock option exercise, into his account established under our deferred compensation plan. Mr. Moghadam did not sell any shares of our common stock in the open market as part of this transaction. The options that Mr. Moghadam exercised were granted on December 15, 1998 and February 29, 2000, vested prior to December 31, 2004 and had expiration dates of December 15, 2008 and February 29, 2010, respectively.
     As of January 29, 2007, after his stock option exercise and contribution of the resulting shares of our common stock into his deferred compensation account, Mr. Moghadam has beneficial ownership of 2,881,374 common shares and common limited partnership units (of which 388,126 are units), and he held options to purchase up to 2,072,703 shares of our common stock (of which 2,025,131 shares are fully vested and exercisable).
     This transaction will also be disclosed publicly in a Section 16 filing with the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: January 31, 2007	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary